UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 7, 2019
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	GTES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On October 7, 2019, Gates Industrial Corporation plc (the “Company”) held a general meeting of shareholders (the “Meeting”). Matters voted on at the Meeting and the results thereof were as follows.

Resolution 1: To approve the form of share repurchase contracts and repurchase counterparties.

For	Against	Abstain	Broker Non-Votes
265,324,468	22,003,930	273,502	0

Resolution 2: To approve an amendment to the Company’s Articles of Association to authorize the issuance of a new class or classes of shares, including preference shares, subject to the limit on the authority of the Board of Directors to allot new shares of the Company set forth therein and make other non-substantive changes.

For	Against	Abstain	Broker Non-Votes
262,223,923	23,479,329	263,660	1,634,988

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC
Date: October 7, 2019	By:	/s/ Jamey S. Seely
		Name:	Jamey S. Seely
		Title:	Executive Vice President, General Counsel and Corporate Secretary